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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JULY 18, 2001


                           IBIS TECHNOLOGY CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)


MASSACHUSETTS                    0-23150                    04-2987600
--------------                -------------             -------------------
(State or other               (Commission                  (IRS Employer
jurisdiction of               File Number)              Identification No.)
incorporation)


         32 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS            01923
         --------------------------------------------          --------
         (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (978) 777-4247


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ITEM 5.  OTHER EVENTS.

On July 18, 2001, Ibis Technology Corporation publicly disseminated a press release announcing its financial results for the second quarter ended June 30, 2001.

Total revenues for the quarter were $1,256,000 compared to $5,920,000 reported in the second quarter of 2000. SIMOX-SOI wafer sales decreased to $771,000 from $1,442,000 in the same quarter last year. Equipment revenue, generated from implanter, parts and service sales, was $340,000 for the second quarter of 2001 as compared to $4,224,000 in the second quarter of 2000, which included an implanter sale. Contract and other revenue was $145,000 as compared to $254,000 in the second quarter of last year. Net loss for the second quarter of 2001 was $3,049,000, or $0.36 per share, compared to $23,000 in the similar period a year ago.

For the first half of 2001, total revenues were $4,457,000 compared to $7,959,000 for the first half of last year. Net loss for the first six months of 2001 was $3,834,000, or $0.46 per share, compared to a net loss of $395,000, or $0.05 per share, for the same period last year. The decrease in total revenues is primarily due to the fact that no implanters were sold in the first half of this year.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibit.

     99.1     Press Release dated July 18, 2001.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        IBIS TECHNOLOGY CORPORATION
                                        ---------------------------
                                                (Registrant)



Date: July 18, 2001                     /s/ DEBRA L. NELSON
                                        --------------------------------------
                                        Debra L. Nelson, Chief Financial Officer


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                                  EXHIBIT INDEX
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EXHIBIT                                                     SEQUENTIAL
NUMBER            DESCRIPTION                               PAGE NUMBER
-------           -----------                               -----------
99.1              Press Release dated July 18, 2001              5
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